UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 1, 2011

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	21-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	-(I.R.S. Employer Identification No.)

112 ROBERTS STREET SUITE 111
FARGO, ND 58102	(701) 281-0468
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On November 15, 2010, Golden Growers Cooperative (the “Cooperative”) filed with the Securities and Exchange Commission an amended Registration Statement on Form 10 and an amended Quarterly Report on Form 10-Q for the period ending June 30, 2010 that contained restated financial statements for the following periods: (1) for the fiscal years ending August 31, 2009 and August 31, 2008 and the four month period ended December 31, 2009; and (2) for the interim periods ended June 30, 2010 and June 30, 2009.

The statements of operations for each of the various periods were restated to reflect revenue from the sale of corn and expense for the purchase of corn separately.  Previously, these amounts had been presented on a net basis.  In addition, the financial statements were restated to report the Cooperative’s pension benefit obligation and related disclosures in connection with the Cooperative’s defined benefit pension plan.  The result of these restatements is to record a non-current liability and a reduction of members’ equity.  The above restatements had no impact on previously reported net income for any of the years or periods presented.

The authorized officer of the Cooperative discussed with the Cooperative’s independent accountant the matters disclosed pursuant to this item 4.02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 1, 2011	/s/ Mark C. Dillon
By: Mark C. Dillon
Its: Executive Vice President and Chief Executive Officer